UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 2054

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2014

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip Code)

(787) 765-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On July 2, 2014, Popular, Inc. (the “Corporation”) completed the repayment of Troubled Asset Relief Program (“TARP”) Capital Purchase Program funds to the U.S. Treasury Department (“U.S. Treasury”) through the repurchase of $935 million of Fixed Rate Popular Capital Trust III Capital Securities, $1,000 liquidation amount per security (the “Capital Securities”), of Popular Capital Trust III, an affiliated trust (the “Trust”). The Trust and the Capital Securities are governed by the Amended and Restated Declaration of Trust and Trust Agreement of Popular Capital Trust III (the “Trust Agreement”), dated as of August 24, 2009, among the Corporation, as depositor, The Bank of New York Mellon, as property trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and the several holders as defined therein. The Capital Securities had been issued to the U.S. Treasury on August 24, 2009 in exchange for the 935,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, $1,000 liquidation preference per share, initially issued in December 2008 to the U.S. Treasury under the TARP Capital Purchase Program.

In connection with the repurchase, the Corporation plans to exchange $936 million of its Fixed Rate Perpetual Junior Subordinated Debentures, Series A (the “Trust Debentures”), issued by the Corporation to the Trust under the Indenture (the “Indenture”), dated as of August 24, 2009, between the Corporation and The Bank of New York Mellon, as trustee, as supplemented by the First Supplemental Indenture, dated as of August 24, 2009, between the Corporation and The Bank of New York Mellon, as trustee, for the Capital Securities and common securities of the Trust, in the amount of $1 million, held by the Corporation. The Corporation will then cancel the Trust Debentures. Upon cancellation of the Trust Debentures, the Corporation and the Trust will terminate or satisfy and discharge the Indenture, the Trust Agreement, and the Guarantee Agreement, dated August 24, 2009, by and between the Corporation and The Bank of New York Mellon.

The Corporation did not incur any penalties in connection with the transactions described above.

The Corporation also announced that has made an offer to the U.S. Treasury to repurchase the outstanding warrant to purchase 2,093,284 shares of the Corporation’s common stock at an exercise price of $67 per share with an original term of 10 years (the “Warrant”), initially issued under the TARP Capital Purchase Program in 2008.

Item 8.01. Other Events.

On July 2, 2014, the Corporation issued a press release announcing in connection with the matters described above.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press release dated July 2, 2014

Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc. (Registrant)

Date: July 3, 2014	By:	/s/ Jorge J. García
Name: Jorge J. García Title: Senior Vice President and Corporate Comptroller